UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2022

TRULIEVE CANNABIS CORP.

(Exact Name of Registrant as specified in its charter)

British Columbia	000-56248	84-2231905
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6749 Ben Bostic Road Quincy, FL	32351
(Address of principal executive offices)	(Zip Code)

(850) 508-0261

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

This Amended Current Report on Form 8-K/A is being filed to correct certain amounts reported under the “Bonus” and “Non-equity incentive plan compensation” columns and associated footnotes of the updated 2021 Summary Compensation Table previously provided under Item 5.02(f) of the Current Report on Form 8-K of Trulieve Cannabis Corp. (the “Company”) filed on April 5, 2022. The Summary Compensation Table below reflects the amounts reported in the Company’s proxy statement filed on April 28, 2022.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2022, the Company filed a Registration Statement on Form S-1 (File No. 333-262299) with the Securities and Exchange Commission (the “Registration Statement”). Pursuant to Instruction 1 to Item 402(c)(2)(iv) of Regulation S-K, the Company in the Summary Compensation Table included in the Registration Statement provided estimates and not final non-equity incentive plan compensation amounts with respect to performance during the Company’s fiscal year ended December 31, 2021 (the “2021 Bonuses”) because the 2021 Bonuses had not yet been determined at the time the Registration Statement was filed.

On March 31, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company confirmed and approved the 2021 Bonuses for the Company’s named executive officers. In accordance with Item 5.02(f) of Form 8-K, the Company is providing a revised Summary Compensation Table, which includes the final 2021 Bonuses and revised total compensation figures for the Company’s fiscal year ended December 31, 2021.

Summary Compensation Table

The following table provides information regarding compensation earned by our Chief Executive Officer and our two most highly compensated executive officers other than our principal executive officer who served during 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($)(5)	Total ($)
Kim Rivers(6)	2021	500,000	—	1,399,991	2,354,938	1,280,000	2,519,551	8,054,480
Chief Executive Officer	2020	323,958	—	—	499,914	200,000	16,354	1,040,226
Alex D’Amico(7)	2021	400,000	15,000	432,499	965,323	434,267	30,007	2,277,096
Chief Financial Officer	2020	162,500	145,000	—	420,072	75,000	11,435	814,007
Eric Powers(8)	2021	350,000	15,000	375,003	730,162	322,071	31,049	1,823,285
Chief Legal Officer	2020	200,000	15,000	—	228,532	40,000	27,444	510,976

(1)	Represents discretionary bonus amount paid in December 2021.
(2)

Represents the grant date fair value of restricted stock unit awards granted in fiscal year 2021 in accordance with ASC Topic 718. The 2021 amount reflected for Ms. Rivers does not include the grant date fair value of 2,285,178 restricted stock units granted to Ms. Rivers on September 15, 2021 to replace a compensatory warrant that was issued to Ms. Rivers in 2018 as reported in a Form 8-K filed with the SEC on September 17, 2021. The grant date fair value of such restricted stock units calculated in accordance with ASC Topic 718 is approximately $57,769,300 which was equal to the fair value of the replaced compensatory warrants as of such date.

(3)	Represents the grant date fair value of option awards granted in fiscal years 2021 and 2020 in accordance with ASC Topic 718.
(4)	Represents non-equity incentive plan compensation for fiscal year 2021 based on achievement of qualitative and quantitative performance objectives for 2021 as determined by the Compensation Committee.
(5)

Includes employer paid portion of premiums for health, dental and vision insurance. $2,500,000 of the amount reflected for Ms. Rivers in 2021 represents a cash payment made by the Company to Ms. Rivers as consideration for the termination and cancellation of a compensatory warrant that was issued to Ms. Rivers in 2018 as reported in a Form 8-K filed with the SEC on September 17, 2021.

(6)

Ms. Rivers was appointed President and Chief Executive Officer of the Company in September 2018 upon completion of the Schyan Transaction. Ms. Rivers ceased serving as President of the Company in December 2021 upon the appointment of Mr. White as President.

(7)	Mr. D’Amico was appointed Chief Financial Officer of the Company in June 2020.
(8)	Mr. Powers was appointed General Counsel of the Company in February 2019 and was appointed Chief Legal Officer in March 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trulieve Cannabis Corp.

By:	/s/ Eric Powers
Name:	Eric Powers
Title:	Chief Legal Officer

Date: May 24, 2022